Exhibit 99.1

For Immediate Release

For:                                           From:
Ameritrans Capital Corporation                 Gregory FCA Communications Inc.
For More Information Contact:                  For More Information Contact:
Gary Granoff                                   Kathy Keyser
(212) 355-2449                                 (610) 642-8253

         Ameritrans Reports Fourth Quarter and Fiscal Year 2003 Results

New York, NY, October 8, 2003 - Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) today reported financial results for the fiscal year and quarter ended June 30, 2003. For the quarter ended June 30, 2003, investment income was $1.54 million compared to $1.63 million during the prior comparable period. For the fiscal year ended June 30, 2003, Ameritrans reported investment income of $6.28 million as compared to $6.27 million for the prior year.

Ameritrans reported a net loss available to common shareholders for the quarter ended June 30, 2003 of $157,332, or $0.08 per basic and diluted common share, versus a net income of $110,160, or $0.05 per basic and diluted common share, in the fourth quarter of fiscal 2002. The net loss was the result of a continued increase in write offs for loan losses and foreclosure expenses, which negatively impacted earnings by approximately $300,000 during the fourth quarter. For the fiscal year ended June 30, 2003, Ameritrans reported a net income available to common shareholders of $57,714, or $0.03 per basic and common diluted share, versus net income of $970,458 or $0.54 per basic and diluted common share for fiscal year 2002.

The Company's loan portfolio at June 30, 2003 was $55.1 million versus $54.8 million at June 30, 2002.


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

President of Ameritrans, Gary C. Granoff stated, "Financial results during 2003 were negatively impacted by the increased loan loss writeoffs and the higher foreclosure expenses that occurred during the second half of the year. Our loan portfolio has continued to grow and we intend to take advantage of the favorable interest rate environment, which is allowing us to reduce our cost of funds and improve our margins."

Granoff continued, "However, given our combined efforts to continue building reserves for our problem loans in our Chicago taxi medallion portfolio, the Company's directors have elected not to declare a dividend on our common stock for the fourth quarter of fiscal 2003 ended June 30, as well as for the first quarter of fiscal 2004 ended September 30. We did, however, declare a regular quarterly dividend on our preferred stock for the fourth quarter of fiscal 2003 ended June 30 and the first quarter of fiscal 2004 ended September 30."

Mr. Granoff further stated that, "The Company is continuing to actively market and sell or lease its medallions in Chicago and complete pending foreclosure sales. As a result of these steps, the Company will continue to incur related expenses until this process has been completed."

Ameritrans Capital Corporation is a specialty finance company engaged in making loans to and investments in small businesses. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation, was licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980. The company maintains its offices at 747 Third Avenue; 4th Floor; New York, NY 10017.

                                      # # #

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.


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

CONSOLIDATED STATEMENTS OF INCOME

Years Ended June 30, 2003 and 2002
--------------------------------------------------------------------------------

                                                                    2003           2002
                                                                -----------    -----------
Investment income:
  Interest on loans receivable                                  $ 6,072,399    $ 5,984,678
  Fees and other income                                             209,680        285,041
                                                                -----------    -----------
        Total investment income                                   6,282,079      6,269,719
                                                                -----------    -----------
Operating expenses:
  Interest                                                        2,076,861      2,632,918
  Salaries and employee benefits                                    879,074        769,633
  Legal fees                                                        304,097        232,494
  Other administrative expenses                                   1,342,129        961,257
  Loss on assets acquired in satisfaction of loans, net              77,343         78,907
  Directors' fees                                                    36,250         29,750
  Foreclosure expenses                                              313,678        126,565
  Write off and depreciation on interest and loans receivable       852,512        393,145
                                                                -----------    -----------
        Total operating expenses                                  5,881,944      5,224,669
                                                                -----------    -----------
        Operating income                                            400,135      1,045,050
                                                                -----------    -----------
Other income:
  Net gain from rental activities                                        --          2,700

  Gain on sale of securities                                          2,976             --
                                                                -----------    -----------
        Total other income                                            2,976          2,700
                                                                -----------    -----------
        Income before income taxes                                  403,111      1,047,750

Income taxes                                                          7,897          8,854
                                                                -----------    -----------
        Net income                                                  395,214      1,038,896

Dividends on preferred stock                                       (337,500)       (68,438)
                                                                -----------    -----------
        Net income available to common shareholders             $    57,714    $   970,458
                                                                ===========    ===========

Weighted Average Shares Outstanding
  Basic                                                           2,035,600      1,800,614
                                                                ===========    ===========
  Diluted                                                         2,035,600      1,800,614
                                                                ===========    ===========

Earnings Per Common Share
  Basic                                                         $      0.03    $      0.54
                                                                ===========    ===========
  Diluted                                                       $      0.03    $      0.54
                                                                ===========    ===========


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

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years Ended June 30, 2003, and 2002
--------------------------------------------------------------------------------

                                                                       2003           2002
                                                                   -----------    -----------
Net income                                                         $   395,214    $ 1,038,896

Other comprehensive income
  Unrealized loss on equity securities arising during the period      (200,338)       (43,612)
                                                                   -----------    -----------
        Total comprehensive income                                 $   194,876    $   995,284
                                                                   ===========    ===========


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

CONSOLIDATED BALANCE SHEETS

June 30, 2003 and 2002
--------------------------------------------------------------------------------

                                                                                   2003            2002
                                                                               ------------    ------------
Assets
Loans receivable                                                               $ 55,306,678    $ 55,029,831
Less unrealized depreciation on loans receivable                                   (238,500)       (238,500)
                                                                               ------------    ------------
           Loans receivable, net                                                 55,068,178      54,791,331
Cash and cash equivalents                                                           498,669         774,062
Accrued interest receivable, net of unrealized depreciation of $691,000 in
   2003 and $300,000 in 2002                                                      1,321,591       1,103,347
Assets acquired in satisfaction of loans                                          1,142,189       1,108,088
Receivables from debtors on sales of assets acquired in satisfaction of loan        431,258         367,271
Equity securities                                                                   929,405         443,327
Furniture, equipment and leasehold improvements, net                                173,100         107,757
Prepaid expenses and other assets                                                   527,511         313,033
                                                                               ------------    ------------
           Total assets                                                        $ 60,091,901    $ 59,008,216
                                                                               ============    ============

Liabilities and Stockholders' Equity

Liabilities:
   Debentures payable to SBA                                                   $  9,200,000    $  7,860,000
   Notes payable, bank                                                           34,130,000      33,720,000
   Accrued expenses and other liabilities                                           485,710         434,339
   Accrued interest payable                                                         219,671         258,358
   Dividends payable                                                                 84,375          68,438
                                                                               ------------    ------------
           Total liabilities                                                     44,119,756      42,341,135
                                                                               ------------    ------------

Commitments and contingencies

Stockholders' equity:
   Preferred stock 500,000 shares authorized, none issued or outstanding                 --              --
   9-3/8% cumulative participating redeemable preferred stock $.01 par value, $12.00 face value, 500,000 shares authorized; 300,000 shares
      issued and outstanding                                                      3,600,000       3,600,000
   Common stock, $.0001 par value; 5,000,000 shares authorized, 2,045,600
      shares issued, 2,035,600 outstanding                                              205             205
   Additional paid-in capital                                                    13,869,545      13,869,545
   Accumulated deficit                                                           (1,197,725)       (703,127)
   Accumulated other comprehensive loss                                            (229,880)        (29,542)
                                                                               ------------    ------------
                                                                                 16,042,145      16,737,081
   Less:  Treasury stock, at cost, 10,000 shares
      of common stock                                                               (70,000)        (70,000)
                                                                               ------------    ------------
           Total stockholders' equity                                            15,972,145      16,667,081
                                                                               ------------    ------------
           Total liabilities and stockholders' equity                          $ 60,091,901    $ 59,008,216
                                                                               ============    ============


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